Exhibit 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Didsbury, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q/A of DARA BioSciences, Inc. for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ John Didsbury
Name:	John Didsbury
Title:	President and Chief Operating Officer
Date:	August 18, 2008

I, John C. Thomas, Jr., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q/A of DARA BioSciences, Inc. for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ John C. Thomas, Jr.
Name:	John C. Thomas, Jr.
Title:	Chief Financial Officer
Date:	August 18, 2008